Exhibit 4.4

CONFORMED COPY

This Instrument Prepared By:

/s/ Charlene Anderson
Charlene Anderson Delmarva Power & Light Company 800 King Street Wilmington, DE 19801

DELMARVA POWER & LIGHT COMPANY

TO

THE BANK OF NEW YORK MELLON,

Trustee.

ONE HUNDRED AND SIXTH SUPPLEMENTAL

INDENTURE

Dated as of January 1, 2010

(but executed on the dates shown on the execution page)

This ONE HUNDRED AND SIXTH SUPPLEMENTAL INDENTURE, dated as of the first day of January, 2010 (but executed on the dates hereinafter shown), made and entered into by and between DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia, hereinafter called the Company and THE BANK OF NEW YORK MELLON, a national banking association, hereinafter called the Trustee;

WITNESSETH:

WHEREAS, the Company heretofore executed and delivered its Indenture of Mortgage and Deed of Trust (hereinafter in this One Hundred and Sixth Supplemental Indenture called the “Original Indenture”), dated as of October 1, 1943, to the New York Trust Company, a corporation of the State of New York, as Trustee, to which The Bank of New York Mellon is successor Trustee, to secure the First Mortgage Bonds of the Company, unlimited in aggregate principal amount and issuable in series, from time to time, in the manner and subject to the conditions set forth in the Original Indenture granted and conveyed unto the Trustee, upon the trusts, uses and purposes specifically therein set forth, certain real estate, franchises and other property therein described, including property acquired after the date thereof, except as therein otherwise provided; and

WHEREAS, by one hundred and five indentures supplemental to said Original Indenture dated as of October 1, 1943, of which one hundred and five supplemental indentures the One Hundred and Fifth Supplemental Indenture is dated as of September 22, 2009, the Original Indenture has been modified and supplemented (hereinafter, as so supplemented and amended, called the “Indenture”); and

WHEREAS, the execution and delivery of this One Hundred and Sixth Supplemental Indenture has been duly authorized by Unanimous Written Consent of the Board of Directors of the Company, and all conditions and requirements necessary to make this One Hundred and Sixth Supplemental Indenture a valid, binding and legal instrument in accordance with its terms, for the purposes herein expressed, and the execution and delivery hereof, have been in all respects duly authorized; and

WHEREAS, it is provided in and by the Original Indenture, inter alia, as follows:

“IT IS HEREBY AGREED by the Company that all the property, rights and franchises acquired by the Company after the date hereof (except any hereinbefore or hereinafter expressly excepted) shall (subject to the provisions of Section 9.01 hereof and to the extent permitted by law) be as fully embraced within the lien hereof as if such property, rights and franchises were now owned by the Company and/or specifically described herein and conveyed hereby;”

and

WHEREAS, the Company has acquired certain other property, real, personal and mixed, which heretofore has not been specifically conveyed to the Trustee;

NOW, THEREFORE, this ONE HUNDRED AND SIXTH SUPPLEMENTAL INDENTURE WITNESSETH that for and in consideration of the premises and in pursuance of the provisions of the Indenture:

The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto the Trustee and to its successors in the trust in the Indenture created, to its and their assigns forever, all the following described properties of the Company, and does confirm that the Company will not cause or consent to a partition, either voluntary or through legal proceedings, of property, whether herein described or heretofore or hereafter acquired, in which its ownership shall be as tenant in common, except as permitted by, and in conformity with, the provisions of the Indenture and particularly of Article IX thereof:

No. 1 — All that certain lot, piece or parcel of land, situated in the South Murderkill Hundred, Kent County, State of Delaware lying on the south side of Bowers Beach Road (Co. Rd. 18) across from the intersection of Bowers Beach Road and Old Bowers Road being bounded on the north by said Bower Beach Road, on the east and south by residue lands now or formerly of North Bowers Farm, LLC and on the west by lands now or formerly of Francis J. Webb, Trustee, being all of Lot 1, including the 5 foot right of way dedication as shown on a survey entitled “Minor Subdivision Plat – lands of North Bowers Farm, LLC” as prepared by Becker Morgan Group, Inc. and recorded in the Kent County, Maryland Recorder of Deeds Office, Vol. 5255, Page 111 on December 23, 2009, and being more particularly described as follows to wit:

Beginning at a point along the southerly right of way of Bowers Beach Road at a corner for this parcel and lands of Francis J. Webb, Trustee, said point of beginning being southeast of the centerline intersection of Bowers Beach Road and Old Bowers Road, thence from said point of beginning and running with the southerly right of way line of Bowers Beach Road the following four courses and distances 1) South 85º29’23” East a distance of 498.33 feet to a point; thence 2) curving to the left on an arc of a circle of a radius of 2,899.79 feet and an arc length of 344.88 feet, chord bearing of said arc being South 88º53’49” East a distance of 344.68 feet to a point; thence 3) South 02º18’15” East a distance of 5.00 feet to a point; thence 4) curving to the left on an arc of a circle of a radius of 2,904.79 feet and an arc length of 3.96 feet, chord bearing of said arc being South 87º39’24” East a distance of 3.96 feet to a point at a corner for this parcel and residue lands of North Bowers Farm, LLC; thence turning and running with said residue lands of North Bowers Farm the following five courses and distances 3) South 07º01’00” West a distance of 645.15 feet to a set iron rod with cap; thence 4) North 82º59’00” West a distance of 177.74 feet to a set iron rod with cap; thence 5) North 75º45’11” West a distance of 212.10 feet to a set iron rod with cap; thence 6) South 77º05’29” West a distance of 176.17 feet to a set iron rod with cap; thence 7) North 80º18’22” West a distance of 223.27 feet to a set iron rod with cap at a corner for this parcel and in line with lands of Francis J. Webb, Trustee; thence turning and running with said lands of Webb 8) North 00º39’04” East a distance of 618.86 feet to the point and place of beginning and containing 11.551 acres of land, be the same more or less.

AND the aforesaid Lot 1 being described separate and apart from the Dedication above, as follows:

All that certain lot, piece or parcel of land, situated in the South Murderkill Hundred, Kent County, State of Delaware lying on the south side of Bowers Beach Road (Co. Rd. 18) across from the intersection of Bowers Beach Road and Old Bowers Road being bounded on the north by said Bower Beach Road, on the east and south by residue lands now or formerly of North Bowers Farm, LLC and on the west by lands now or formerly of Francis J. Webb, Trustee, being all of Lot 1 as shown on a survey entitled “Minor Subdivision Plat – lands of North Bowers Farm, LLC” as prepared by Becker Morgan Group, Inc. and recorded in the Kent County Recorder of Deeds Office (P.B. xx/xx) on December xx, 2009 and being more particularly described as follows to wit:

Beginning at a set iron with cap along the southerly right of way of Bowers Beach Road at a corner for this parcel and lands of Francis J. Webb, Trustee, said point of beginning being southeast of the centerline intersection of Bowers Beach Road and Old Bowers Road, thence from said point of beginning and running with the southerly right of way line of Bowers Beach Road the following two courses and distances 1) South 85º29’23” East a distance of 497.99 feet to a set iron rod with cap; thence 2) curving to the left on an arc of a circle of a radius of 2,904.79 feet and an arc length of 349.44 feet, chord bearing of said arc being South 88º56’10” East a distance of 349.23 feet to set iron with cap at a corner for this parcel and residue lands of North Bowers Farm, LLC; thence turning and running with said residue lands of North Bowers Farm the following five courses and distances 3) South 07º01’00” West a distance of 645.15 feet to a set iron rod with cap; thence 4) North 82º59’00” West a distance of 177.74 feet to a set iron rod with cap; thence 5) North 75º45’11” West a distance of 212.10 feet to a set iron rod with cap; thence 6) South 77º05’29” West a distance of 176.17 feet to a set iron rod with cap; thence 7) North 80º18’22” West a distance of 223.27 feet to a set iron rod with cap at a corner for this parcel and in line with lands of Francis J. Webb, Trustee; thence turning and running with said lands of Webb 8) North 00º39’04” East a distance of 613.85 feet to the point and place of beginning and containing 11.454 acres of land, be the same more or less.

No. 2 — All that lot or parcel of land located in the Seventh Election District, Town of Port Deposit, Cecil County, Maryland, as recorded in the Cecil County, Maryland Recorder of Deeds Office, Book 2726, Page 229 on September 25, 2009, and more particularly described as follows:

Beginning for the same at an iron pin with cap set on the northern right-of-way line of Maryland route 276 (see S.R.C. plat 20876). Said beginning point further being located on the division line between the lands now, or formerly of, Richard H. Mason Sr. (see W.L.B. 697/533) and the herein described Phillip Ohler lands (see W.L.B. 2518/623).

THENCE, leaving said beginning point so fixed and binding on the aforesaid division line,

1. North 39 º 44’ 44” West 100.00 feet to a point on the southern line of lands now or formerly of The Arundel Corporation lands,

2. North 53 º 52’ 24” East 40.08 feet to a point on the western line of lands now or formerly of Christopher D. and Catherine A Sigmon (see W.L.B. 2224/405)

THENCE, leaving the Arundel Corporation lands and binding on the Sigmon lands,

3. South 39 º 44’44” East 100.00 feet, to an iron pin with cap set on the northern right-of-way of the aforementioned Maryland Route 276.

THENCE, leaving the Sigmon lands and binding on the said right-of-way, wih the arc of a curve to the left, 40.08 feet, said curve having a radius of 850.00 feet and being scribed by a chord of;

4. South 53 º 52’ 24” West 40.08 feet to the place of beginning.

CONTAINING in all 0.092 acres (3,993 square feet) of land, be the same more or less.

BEING THE SAME lot or parcel of land which was conveyed to Philip Ohler, by Wildwood Enterprises, Inc., by its deed dated June 11, 3008 and recorded among the Land Records of Cecil County in Book 2518, page 623.

TOGETHER WITH the buildings and improvements thereupon erected made or being, and all and every the rights, alleys, ways, waters, privileges, appurtenances, and advantages pertaining or belonging thereto.

No. 3 — The following additional real properties:

State and County

MARYLAND

Dorchester

Property Name	Received For Record	Book	Page	Tax Map No.

Sutherland Parcel	07/29/09	932	138	Map 55 Parcel 73
Pinder Parcel	11/19/09	951	380	Map 54 Parcel 57
Pinder Parcel	11/19/09	951	400	Map 54 Parcel 108
Pinder Parcel	11/19/09	951	391	Map 64 Parcel 33
Johnson Lumber	12/30/09	959	012	Map 44 Parcel 52

State and County

MARYLAND

Somerset

Property Name	Received For Record	Book	Page	Tax Map No.

Loretto Expansion	03/25/09	336	502	Map 5 Parcel 38

State and County

MARYLAND

Wicomico

Property Name	Received For Record	Book	Page	Tax Map No.

Wells Parcel	11/3/09	3123	099	Map 8 Parcel 112
Richardson Parcel	12/30/09	3143	075	Map 8 Parcel 6
Mt. Pleasant AUMP	12/30/09	3143	067	Map 8 Parcel 164

Together with all other property, real, personal and mixed, tangible and intangible (except such property as in said Indenture expressly excepted from the lien and operation thereof), acquired by the Company on or prior to December 31, 2009, and not heretofore specifically subjected to the lien of the Indenture.

Also without limitation of the generality of the foregoing, the easements and rights-of-way and other rights in or not used in connection with the Company’s operations, which are conveyed to the Company and recorded in the following Real Property Deed Records to which reference is made for a more particular description, to wit:

State and County

DELAWARE

New Castle

Received For Record	Instrument No.	Tax ID No.

02/18/09	20090218-0008361	10-019.00-012
02/18/09	20090218-0008366	14-013.00-010
02/18/09	20090218-0008365	15-015.00-145
02/18/09	20090218-0008363	08-036.20-358
02/18/09	20090218-0008364	09-011.00-036
02/18/09	20090218-0008362	10-019.00-013
03/25/09	20090325-0017122	0607200105
03/25/09	20090325-0017119	0900300033
03/25/09	20090325-0017120	08-030.00-003
03/25/09	20090325-0017121	0612500029
03/25/09	20090325-0017123	13-023.00-026
04/29/09	20090429-0025849	10-005.30-304
04/29/09	20090429-0025850	10-040.00-023, 10-040.20-248, 10 040.00-249, 10-040.20-250, 10-040.40-295, Thru 10-040.40-317
06/02/09	20090602-0034252	26-050.00-069, 26-050.00-028

10/20/09	20091020-0067712	13-012.00-005, 13-012.00-125, 13-012.00-126, 13-012.00-127
10/20/09	20091020-0067711	13-007.00-093
10/20/09	20091020-0067710	26-022.20-314, 26-022.20-323, 26-022.20-328, 26-022.20-512 thru 26-022.20-526
10/20/09	20091020-0067704

12-042.10-019 thru 12-042.10-001,

12-035.30-007, 12-041.20-122 thru

12-041.20-126, 12-041.20-081 thru

12-041.20-094, 12-035.30-006 thru

12-035.30-001, 13-.34.40-007 thru

12-034.40-001, 12-041.20-020 thru

12-041.20-0136, 12-041.20-095 thru

12-041.20-102, 12-041.20-028 thru

12-041.20-040, 12-041.20-012 thru

12-041.20-001, 12-041.20-0702 thru

12-041.20-064, 12-041.20-041 thru

12-041.20-053, 12-041.20-062 thru

12-041.20-055, 12-041.20-063

12-041.20-080 thru 12-041.20-073,

12-041.20-127 thru 12-041.20-133,

13-003.32-005 thru 13-003.32-009,

12-041.20-054, 12-042.10-032 thru

12-042.10-028, 12-041.20-021 thru

12-041.20-027, 12-042.10-027, thru

12-042.10-020, 13-003.32-010 thru

13-003.32-023, 12-041.20-134 thru

12-041.20-137, 12-041.20-104 thru

12-041.20-106, 12-042.10-052 thru

12-042.10-033, 12-042.10-063,

12-041.20-107 thru 12-041.20-121,

12-042.10-062 thru 12-042.10-054,

12-042.10-064, 12-042.10-053,

12-041.20-138, 12-041.20-103,

12-042-10-065, 12-042.10-005

10/20/09	20091020-0067709	15-016.00-157
10/20/09	20091020-0067705	11-012.30-001 thru 11-012.30-008, 11-016.10-060 thru 11-016.10-071
10/20/09	20091020-0067708	12-002.00-019
12/17/09	20091217-0079880	11-012.00-012
12/17/09	20091217-0079891	07-008.00-0005, 07-008.00-044 07-008.00-045, 07-008.00-046 07-008.00-047
12/17/09	20091217-0079890	14-018.00-051
1217/09	20091217-0079889	26-066.00-005
12/17/09	20091217-79888	07-007.00-155
12/17/09	20091217-79887	07-012.00-061
12/17/09	20091217-79886	09-005.00-031, 09-005.00-117 09-005.00-118, 09-005.00-119 09-005.00-120
12/17/09	20091217-79885	06-100.00-072
12/17/09	20091217-79884	26-016.30-121, 26-016.30-122
12/17/09	20091217-79883	14-015.00-193

12/17/09	20091217-79881	10-023.40-148, 10-023.40-219 thru 10-023.40-234
12/17/09	20091217-79882	26-026.40-005

State and County

DELAWARE

Kent

Received For Record	Instrument No.	Tax ID No.

03/06/09	2009-142671	6-00-19300-01-1600-00001
07/28/09	2009-153102	3-00-01600-01-3700-00001
11/30/09	2009-160502	4-03-046.00-01-01.00/000 and 2-4-22-046.00- 01-3.00/000
11/30/09	2009-160501	3-00-01600-01-7902-00001
11/30/09	2009-160500	8-00-1222-08-01-6900-00001
12/18/09	2009-161807	2-00-05700-01-1100-000
12/18/09	2009-161806	KH-00-016.00-01-37.00-000

State and County

DELAWARE

Sussex

Received For Record	Book	Page	Tax ID No.

02/18/09	3655	274	4-32 5.00 7.05
02/18/09	3655	276	3-34 14.14 54.00
02/18/09	3655	279	3-30 15.00 73.00
03/04/09	3658	271	2-35 20.00 56.00, 754.00 – 789.00, 791.00 – 815.00
03/24/09	3663	196	3-31 4.00 119.00
03/24/09	3663	194	1-33 11.00 5.00
03/24/09	3663	192	1-35 19.00 60.01
03/24/09	3663	190	2-35 20.00 824.00
07/27/09	3695	183	5-32-20-104.05 & 104.06
07/27/09	3695	185	5-32-20.00-93.00
07/27/09	3695	187	334-13.00-359.00
07/27/09	3695	190	3-34 20.05 313.01
07/27/09	3695	193	2-35 30.00 27.00
07/27/09	3695	196	1-35 19.08 199.00
07/27/09	3695	199	1-32 12.00 66.03
07/27/09	3695	201	1-32 12.00 66.02
07/27/09	3695	203	2-35 14.16 43.00
10/20/09	3725	030	2-34 29.00 57.04
10/20/09	3725	032	2-34 29.00 57.03
10/20/09	3724	340	4-32 7.00 22.00
10/20/09	3724	348	2-35 14.19 179.00
10/20/09	3725	001	5-31 4.00 39.00
10/20/09	3725	003	1-34 13.00 109.00

10/20/09	3724	342	2-33 14.00 8.00
10/20/09	3725	005	2-33 5.00 118.04
10/20/09	3724	346	2-35 5.00 118.07
10/20/09	3724	344	2-33 5.00 118.08
10/20/09	3725	034	2-33 5.00 118.06
10/20/09	3725	026	2-33 5.00 118.05
10/20/09	3725	036	2-33 5.00 118.00
10/20/09	3725	028	2-35 5.00 118.03
10/20/09	3725	038	2-35 5.00 122.00
10/20/09	3725	040	1-31 10.12 126.00
10/20/09	3724	338	5-32-20.00-98.00
12/15/09	3742	125	1-31 14.00 44.13
12/15/09	3742	139	1-34 11.00 105.00
12/15/09	3742	137	5-33 6.00 79.00
12/15/09	3742	135	1-34 12.00 281.01
12/15/09	3742	133	233 15.00 52.08
12/15/09	3742	131	1-31 10.00 80.01
12/15/09	3742	128	2-34 6.00 4.00

State and County

MARYLAND

Caroline

Received For Record	Book	Page	Tax ID No.

02/17/09	845	112	Map 31 Parcel 46
07/28/09	872	045	Tax Parcel No. 123 (Map 101) (Lot 13 & 24)
07/28/09	872	043	Tax Parcel No. 509 (Map 102 Lot 1)
11/13/09	887/102		Map 9 Parcel 5, Lot 4A
11/13/09	887/104		Map 9 Parcel 5, Lot 4B
11/18/09	887/499		Map 21 Parcel 20 Lots 1-5

State and County

MARYLAND

Cecil

Received For Record	Book	Page	Tax ID No.

02/17/09	2593	495	Map 40 Parcel 95
02/17/09	2593	497	Map 17 Parcel 328 (all lots inclusive)
03/25/09	2615	401	Parcel 445 Map 42 Lot 18
03/25/09	2615	398	Parcel 445 Map 42 Lot 20
03/25/09	2615	395	Parcel 445 Map 42 Lot 21
03/25/09	2615	385	Parcel 2441 (Lots A1 & A2) Map 317
03/25/09	2615	387	Parcel 424 Map 32 Lot 1
03/25/09	2615	390	Parcel 424 Map 32 Lot 2
03/25/09	2615	393	Parcel 752 Map 13
05/01/09	2641	190	Parcel 69 Map 40
05/01/09	2641	195	Parcel 324 Map 43
05/01/09	2641	198	Parcel 291 Map 16

05/01/09	2641	188	Parcel 137 Map 40
05/01/09	2641	192	Parcel 445 Map 42 Lot 17
10/27/09	2743	066	Map 301 Parcel 123 Lot 2-B
10/27/09	2743	063	Map 42 Parcel 445
10/27/09	2743	071	Map 7 Parcel 303
10/27/09	2743	068	Map 42 Parcel 445
11/13/09	2752	314	Map 18 Parcel 413
11/13/09	2752	316	Map 38 Parcel 22
11/13/09	2752	318	Map 31 Parcel 8
11/13/09	2752	320	Map 25 Parcel 295 (all lots inclusive)
11/13/09	2752	322	Map 43 Parcel 151 (all lots inclusive)
11/13/09	2752	324	Map 23 Parcel 22
11/13/09	2752	326	Map 4 Parcel 85
11/13/09	2752	328	Map 322 Parcel 106
11/13/09	2752	330	Map 44 Parcel 68
11/13/09	2752	332	Map 26 Parcel 233
12/21/09	2770	435	Tax Parcel 110 Map 41
12/21/09	2770	430	Tax Parcel 60 Map 29
12/21/09	2770	432	Tax Parcel 14 (Map 307) & 141 (Map 311)

State and County

MARYLAND

Dorchester

Received For Record	Book	Page	Tax ID No.

02/17/09	0902	383	Map 306 Parcel 5862
02/17/09	0902	381	Map 304 Parcel 3532

State and County

MARYLAND

Harford

Received For Record	Book	Page	Tax ID No.

02/20/09	08061	424	Parcel 25 Map 18 Lot 2
02/20/09	08061	421	Parcel 25 Map 18 Lot 4
02/20/09	08061	418	Parcel 25 Map 18 Lot 3
10/22/09	08375	056	Tax Parcel No. 123 Map 27 Lot -012
10/22/09	08375	059	Tax Parcel 123 Map 27 Lot 011

State and County

MARYLAND

Kent

Received For Record	Book	Page	Tax ID No.

03/26/09	0597	371	Map 44 Parcel 39
03/26/09	0597	369	Map 46 Parcel 81
03/26/09	0597	367	Map 20 Parcel 18
04/30/09	0602	100	Parcel 33 Map 45
12/17/09	0630	111	Map 36 Parcel 254
12/17/09	0630	113	Map 36 Parcel 107

State and County

MARYLAND

Queen Anne’s

Received For Record	Book	Page	Tax ID No.

02/18/09	1838	493	Map 56 Parcel 250
02/18/09	1838	491	Map 56 Parcel 22 Lot 3
02/18/09	1838	488	Map 36 Parcel 4
02/18/09	1838	486	Map 22 Parcel 212
03/25/09	1848	578	Map 28 Parcel 104
03/25/09	1848	576	Map 28 Parcel 102
03/25/09	1848	574	Map 28 Parcel 114
03/25/09	1848	572	Map 28 Parcel 17
03/25/09	1848	570	28 Parcel 113
04/30/09	1859	433	Parcel 31 Map 25
04/30/09	1859	431	Parcel 19 Map 31
07/28/09	1885	139	Tax Parcel 70, Map 31
07/28/09	1885	141	Tax Parcel #122, Map 31
07/28/09	1885	143	Tax Parcel # 70, Map 31
10/20/09	1904	342	Tax Parcel #195 (Parcel 1&2 Lot 1&2 Each), Map 58A
10/20/09	1904	339	Map 45 Parcel 44
12/17/09	1916	580	Map 23 Parcel 18
12/17/09	1916	578	Map 301 Parcel 1142
12/17/09	1916	576	Map 30 parcel 52
12/17/09	1916	574	Map 60 Parcel 13 – Trc I, II, IV
12/17/09	1916	572	Map 60 Parcel 100

State and County

MARYLAND

Somerset

Received For Record	Book	Page	Tax ID No.

02/17/09	0741	539	Map 41 Parcel 38
03/26/09	0745	169	Map 66 Parcel 14
07/27/09	0756	499	Map 100 Parcel 1314
12/17/09	768	271	Map 7 Parcel Lot A/26
12/17/09	768	268	Map 7 Parcel Lot B/26
12/17/09	768	266	Map 15 Parcel 155

State and County

MARYLAND

Talbot

Received For Record	Book	Page	Tax ID No.

02/19/09	1669	003	Map 23 parcel 36 & 75
02/19/09	1669	010	Map 64 Parcel 2
02/19/09	1669	005	Map 300 Parcel 1664
02/19/09	1669	007	Map 48 Parcel 30
03/25/09	1679	166	Map 23 Parcel 73

State and County

MARYLAND

Wicomico

Received For Record	Book	Page	Tax ID No.

02/18/09	3005	448	Map 53 Parcel 366 & 371
02/18/09	3005	450	Map 41 Parcel 11
02/18/09	3005	452	Map 39 Parcel 729
02/18/09	3005	445	Parcel 665
02/18/09	3005	454	Map 101 Parcel 5470
02/18/09	3005	456	Map 48 Parcel 375
02/18/09	3005	458	Map 11A Parcel 466
02/18/09	3005	442	Parcel 376
03/25/09	3022	378	Parcel 146
03/25/09	3022	380	Parcel 2447
03/25/09	3022	384	Tax Parcel 1232
03/25/09	3022	382	Tax Parcel 178
4/30/09	3041	007	Map 10 Parcel 19
4/30/09	3041	009	Map 30 Parcel 230
12/17/09	3137	385	Map 41 Parcel 180

State and County

MARYLAND

Worcester

Received For Record	Book	Page	Tax ID No.

02/17/09	5198	529	Map 14 Parcel 137
02/17/09	5198	523	Map 19 Parcel 123 Lots 4 & 5
02/17/09	5198	525	Map 92 Parcel 69
02/17/09	5198	527	Map 110 Parcel 2611
02/17/09	5198	531	Map 14 Parcel 243
03/26/09	5223	406	Map 9 Parcel 143
03/26/09	5223	408	Map 94 Parcel 45
03/26/09	5223	404	Map 86 Parcel 149
04/30/09	5249	006	Parcel 195 Map 83
04/30/09	5249	004	Parcel 98 Map 10
12/17/09	5401	484	Map 94 Parcel 174

12/17/09	5401	482	Map 93 Parcel 33
12/17/09	5401	480	Map 27 Parcel 527

State and County

VIRGINIA

Accomack

Received For Record	Book	Page	Tax ID No.

03/18/09	2009	01079	093C`A000014000

The following is a schedule of bonds issued under the Eighty-Eighth Supplemental Indenture and Credit Line Deed of Trust, effective as of October 1, 1994, that can be designated as First Mortgage Bonds, Series I, which may also be designated as Secured Medium Term Notes, Series I; and First Mortgage Bonds, Pledged Series I.

First Mortgage Bonds, Series I/Secured Medium Term Notes, Series I

Issuance Date	Tranche	Maturity	Principal
06/19/95	7.71% Bonds	06/01/25	$100,000,000
06/19/95	6.95% Amortizing Bonds	06/01/08	$ 25,800,000
11/25/08	6.40% Bonds	12/01/13	$250,000,000

First Mortgage Bonds, Pledged Series I

Issuance Date	Tranche	Maturity	Principal
10/12/94	1994	10/01/29	$ 33,750,000

Total Bonds Issued:			$409,550,000

As supplemented and amended by this One Hundred and Sixth Supplemental Indenture, the Original Indenture and all indentures supplemental thereto are in all respects ratified and confirmed and the Original Indenture and the aforesaid supplemental indentures and this One Hundred and Sixth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

This One Hundred and Sixth Supplemental Indenture shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

The recitals of fact contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

The debtor and its mailing address are Delmarva Power & Light Company, 800 King Street, P.O. Box 231, Wilmington, Delaware 19899. The secured party and its address, from which information concerning the security interest hereunder may be obtained, is The Bank of New York Mellon, 525 William Penn Place — 38th Floor, Pittsburgh, Pennsylvania 15259, Attn.: Corporate Finance.

The Company acknowledges that it received a true and correct copy of this One Hundred and Sixth Supplemental Indenture.

This One Hundred and Sixth Supplemental Indenture is executed and delivered pursuant to the provisions of Section 5.11 and paragraph (a) of Section 17.01 of the Indenture for the purpose of conveying, transferring and assigning to the Trustee and of subjecting to the lien of the Indenture with the same force and effect as though included in the granting clause thereof the above described property so acquired by the Company on or prior to the date of execution, and not heretofore specifically subject to the lien of the Indenture; but nothing contained in this One Hundred and Sixth Supplemental Indenture shall be deemed in any manner to affect (except for such purposes) or to impair the provisions, terms and conditions of the Original Indenture, or of any indenture supplemental thereto and the provisions, terms and conditions thereof are hereby expressly confirmed.

The recitals hereinabove set forth are made solely by the Company and the Trustee shall have no responsibility therefor.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in its name and behalf by its President, and its corporate seal to be hereunto affixed and attested by its Assistant Secretary and the Trustee has caused this instrument to be signed in its name and behalf by a Vice President and its corporate seal to be hereunto affixed and attested by an authorized officer, effective as of the 1st day of January, 2010.

DELMARVA POWER & LIGHT COMPANY

Date of Execution	By	/s/ David M. Velazquez
DAVID M. VELAZQUEZ, PRESIDENT
April 8, 2010
Attest:

/s/ Jeffery E. Snyder
JEFFERY E. SNYDER, ASSISTANT SECRETARY

THE BANK OF NEW YORK MELLON,
as Trustee

Date of Execution	By	/s/ Thomas J. Provenzano
THOMAS J. PROVENZANO, VICE PRESIDENT
April _13, 2010

Attest:

/s/ Beth Mellinger
,

DISTRICT OF COLUMBIA: SS.

BE IT REMEMBERED that on this 8th day of April, 2010, personally came before me, a notary public for the District of Columbia, David M. Velazquez, President of DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia (the “Company”), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be his own act and deed and the act and deed of the Company; that his signature is in his own proper handwriting; that the seal affixed is the common or corporate seal of the Company; and that his act of signing, sealing, executing and delivering such instrument was duly authorized by resolution of the Board of Directors of the Company.

GIVEN under my hand and official seal the day and year aforesaid.

/s/ Linda Epperly
Notary Public, District of Columbia
My commission expires 1-1-2015

Certification

This document was prepared under the supervision of an attorney admitted to practice before the Court of Appeals of Maryland, or by or on behalf of one of the parties named in the within instrument.

/s/ Charlene Anderson
Charlene Anderson

STATE OF NEW YORK	)
) SS.
COUNTY OF NEW YORK	)

BE IT REMEMBERED that on this _13 day of April, 2010, personally came before me, a Notary Public for the State of New York, Thomas J. Provenzano, Vice President of THE BANK OF NEW YORK MELLON, a national banking association (the “Trustee”), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be her own act and deed and the act and deed of the Trustee; that her signature is her own proper handwriting; that the seal affixed is the common or corporate seal of the Trustee; and that her act of signing, sealing, executing and delivering said instrument was duly authorized by resolution of the Board of Directors of the Trustee.

GIVEN under my hand and official seal the day and year aforesaid.

/s/ Jeremy Sopko
Notary Public, State of New York
My commission expires 9-1-2013

[Seal]

CERTIFICATE OF RESIDENCE

THE BANK OF NEW YORK MELLON, successor Trustee to the Trustee within named, hereby certifies that it has a residence at 525 William Penn Place — 38th Floor, Pittsburgh, Pennsylvania 15259.

THE BANK OF NEW YORK MELLON

By	/s/ Thomas J. Provenzano